EXHIBIT 99.1

Contact:	Rick Van Warner 407.628.3104 rick@parquetgroup.com

FOR IMMEDIATE RELEASE

REAL MEX FILES FOR CHAPTER 11 REORGANIZATION
TO FACILITATE RESTRUCTURING

General Electric Capital Corporation Expected to Provide $49 Million in DIP Financing

Business as Usual at Restaurants, Real Mex Foods

CYPRESS, CA, October 4, 2011 — Real Mex Restaurants, Inc. (“Real Mex” or “the Company”) today announced that it and its parent company and subsidiaries have filed voluntary petitions to restructure under Chapter 11 to facilitate the Company’s ongoing capital restructuring. The corporate restructuring process will not impact the Company’s restaurants or food production subsidiary, which will be open for business as usual.

Real Mex has received a commitment from General Electric Capital Corporation, pending court approval, to have access to $49 million in debtor in possession (DIP) financing, which will enable the Company to continue paying suppliers, vendors, employees and others in the normal course of business.

“After exploring all options over the past several months, we concluded that this is the best and quickest way to complete our financial restructuring while minimizing disruption to our restaurants,” said Real Mex Chairman & CEO David Goronkin, who joined Real Mex earlier this year. “Most of our restaurants generate meaningful cash flow, and based on improving satisfaction scores across our core brands, guests are beginning to respond positively to the changes we’re making to improve. We are taking this difficult but necessary step to allow us to move forward more quickly and fully implement our turnaround plan that we have discussed with our lenders over the last several months.”

In recent months Real Mex has recruited new leadership talent for some of its brands and implemented several changes designed to improve all aspects of the guest experience. The Company cited a weak economic environment, particularly in California where most of its restaurants are located, high debt levels and certain above-market rents as the primary drivers in the need for a comprehensive capital restructuring. During the restructuring process, which is expected to be completed during the first quarter of 2012, it will be business as usual at its restaurants and Real Mex Foods subsidiary.

General Electric Capital Corporation to Provide $49 Million in DIP Financing
General Electric Capital Corporation has made a commitment, pending court approval, to fund a $49 million DIP facility to the Company to supplement the cash generated by its ongoing operations and to pay the costs of administration. The Company’s ability to obtain borrowings under such facility, if it is entered into, will be subject to satisfaction of customary conditions and receipt of court approval. Upon approval, this DIP facility would be immediately available to fund the Company’s operations, pay its vendors and for other corporate purposes.

Ongoing Discussions with Bondholders Concerning a Possible Sale Transaction
Real Mex is exploring a transaction to sell all of its assets and is actively engaged in early discussions with representatives of the Company’s 14% Senior Secured Notes due 2013 (the “Notes”) concerning a possible purchase. No agreement has been reached and any sale transaction would be subject to the solicitation of higher or otherwise better offers pursuant to a specified bidding and sale process administered under Chapter 11 court supervision.

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Mr. Goronkin noted, “We are hopeful that our ongoing, fruitful dialogue with our noteholders will lead to an orderly sale process for the Company’s assets, which we believe could provide a quicker and more definitive resolution for employees, vendors, customers and creditors alike. In essence, we would seek to make the noteholders’ interest in acquiring the Company’s assets the catalyst for a competitive, orderly process intended to maximize value and reduce uncertainty for all of our stakeholders.”

About Real Mex
Headquartered in Cypress, California, Real Mex Restaurants is the largest full-service, casual dining Mexican restaurant chain operator in the United States with 166 company owned and operated restaurants as well as 20 franchised restaurants. Our brands include El Torito Restaurants, Acapulco Mexican Restaurants, Chevys Fresh Mex® Restaurants, Sinigual Restaurants, Las Brisas Restaurant in Laguna Beach, and several regional restaurant concepts. In addition, our Real Mex Foods division is a custom manufacturer of foodservice products specializing in soups, sauces, salsas, starches and proteins in a modern USDA-certified facility as well as a provider of broadline foodservice distribution to restaurants.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” or “could” or words or phrases of similar meaning. These forward looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that may cause actual results to differ materially from trends, plans or expectations set forth in the forward looking statements. These risks and uncertainties include, but are not limited to, the risk factors described in our filings with the Securities and Exchange Commission, as well as the following risks and uncertainties: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to obtain court approval with respect to motions in the Chapter 11 cases; (iii) the ability of the Company to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (iv) the effects of the Chapter 11 filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Court rulings in the Chapter 11 cases and the outcome of the cases in general; (vi) the length of time the Company will operate under Chapter 11 cases; (vii) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the ability of the Company to develop and consummate one or more plans of reorganization once such plans are developed; (viii) the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations; (ix) the ability to execute the Company’s business and restructuring plan and to timely and effectively implement the turnaround strategy; (x) increased legal costs related to the Chapter 11 filing and other litigation; (xi) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees; (x) the ability of the Company to sell its assets under the U.S. Bankruptcy Code or reach an agreement with the noteholders (who may discontinue discussions with us at any time) or any other party with respect to such a sale, as to which matters no assurance can be offered; and (xi) the ability to access capital and capitalize on assets and the cost of such capital. All of the forward-looking statements made in this press release are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by our Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our Company or our business or operations. In addition, these forward-looking statements present our estimates and assumptions only as of the date of this press release. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

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